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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  September 26, 2001
                                                            (September 26, 2001)



                               GLOBAL MARINE INC.
               (Exact name of registrant as specified in charter)



           Delaware                    1-5471             95-1849298
(State or other jurisdiction of     (Commission        (I.R.S. Employer
incorporation or organization)      file number)      Identification No.)



777 N. Eldridge Parkway,  Houston, Texas                  77079-4493
(Address of principal executive offices)                  (Zip Code)



       Registrant's telephone number, including area code: (281) 596-5100

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ITEM 9.  REGULATION FD DISCLOSURE.

On September 26, 2001, Global Marine Inc. (NYSE:GLM) said it plans to release its third quarter 2001 financial results before the opening of trading on the New York Stock Exchange on October 15, 2001. That same morning, at 9:30 a.m. Central Time (10:30 a.m. Eastern Time), the company will hold an analyst conference call to discuss its results.

Analysts may participate in the teleconference by calling 1-800-451-7724 in the United States or 785-830-1967 from outside the country. The Conference Identification Number will be Q3GLM. Others wishing to listen to the conference call live may do so by logging on to our website at www.glm.com. It is recommended that you connect to the website prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. A replay of the recorded conference call will be available on the website shortly after the conclusion of the call. A telephone replay will also be available until midnight October 22, 2001, by dialing 800-374-1216 or 402-220-0681.

Houston-based Global Marine is one of the largest offshore drilling contractors with an active fleet of 33 mobile rigs worldwide. In addition, the company is the world's largest provider of offshore drilling management services.

The foregoing information furnished pursuant to this Item 9 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GLOBAL MARINE INC.



Date: September 26, 2001            By:     s/Alexander A. Krezel
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                                       Alexander A. Krezel
                                       Vice President, Corporate Secretary
                                       and Assistant General Counsel